UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2016 (May 3, 2016)

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On May 3, 2016, the Compensation Committee of the Board of Managers (the “Compensation Committee”) of Hexion Holdings LLC, the indirect parent company of Hexion Inc. (the “Company”), approved the form of a 2016 Cash-Based Long-Term Incentive Award Agreement (the “Award Agreement”) for awards to be made to employees of the Company, including the Company’s named executive officers, pursuant to the Momentive Performance Materials Holdings LLC Long-Term Cash Incentive Plan (the “Plan”). The Plan is a long-term cash incentive plan that rewards employees with additional cash compensation for the achievement of performance-based targets or for continued employment with the Company or one of the Company’s subsidiaries.

Also on May 3, 2016, the Compensation Committee approved the 2016 annual incentive compensation plan for employees of the Company, including the Company’s named executive officers and other specified members of management (the “2016 IC Plan”).

Under the 2016 IC Plan, named executive officers have the opportunity to earn cash bonus compensation based upon the achievement of certain division and/or corporate performance targets established with respect to the plan. The performance targets are established based on the following performance criteria: EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude certain non-cash, certain non-recurring expenses and discontinued operations (“Segment EBITDA”); environment, health & safety (“EH&S”) targets which measure corrective actions completed on time, severe incident factor OSHA recordable injuries, and occupational illness and injury rates; and cash flow.

The performance criteria for participants are weighted by component. Participants have 55% of their incentive compensation tied to achieving corporate, division, and/or business unit Segment EBITDA targets, 10% tied to the achievement of corporate, division or business unit EH&S goals, and 35% tied to the achievement of corporate or division cash flow targets. Minimum, target, upper middle and maximum thresholds were established for the Segment EBITDA performance criteria. Minimum, target and maximum thresholds were established for the cash flow performance criteria, and target and maximum thresholds were established for the EH&S goals.

The payouts for achieving the minimum thresholds are a percentage of the allocated target award for the component (50% for Segment EBITDA and cash flow). The payouts for achieving the maximum thresholds are 175% or 200% of the allocated target award, depending on the participant's position. Each performance measure under the 2016 IC Plan acts independently such that a payout of one element is possible even if the minimum target threshold for another is not achieved.

The foregoing descriptions are qualified by reference to the Award Agreement and the 2016 IC Plan, each of which is filed as an exhibit to this Current Report and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	May 6, 2016	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2016 Cash-Based Long-Term Incentive Award Agreement
10.2	Hexion Holdings LLC 2016 Incentive Compensation Plan